FOLEY & LARDNER
                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367
CHICAGO                      TELEPHONE (414) 271-2400                 SACRAMENTO
DENVER                       FACSIMILE (414) 297-4900                  SAN DIEGO
JACKSONVILLE                                                       SAN FRANCISCO
LOS ANGELES                                                          TALLAHASSEE
MADISON                                                                    TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                               September 24, 1999


AppNet Systems, Inc.
6707 Democracy Boulevard
Suite 1000
Bethesda, Maryland  20817

Gentlemen:

         We  have  acted  as  counsel  for  AppNet  Systems,  Inc.,  a  Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 250,000 shares of the Company's common stock, $.0005 par value (the "Common Stock"), which may be issued pursuant to the AppNet Systems, Inc. 1999 Employee Stock Purchase Plan (the "Plan").

         We have examined: (1) the Plan; (2) the Registration Statement; (3) the Restated Certificate of Incorporation and By-laws of the Company, as amended to date; (4) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (5) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a corporation validly existing under the laws of the State of Delaware.

         2. The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

                                Very truly yours,

                                /s/FOLEY & LARDNER